Exhibit 10.2

THE ADVISORY BOARD COMPANY

2445 M. STREET, NW

WASHINGTON, DC 20037

TELEPHONE 202-266-5600

FACSIMILE 202-266-5700

November 7, 2011

Thomas L. Monahan, III

Chairman of the Board and Chief Executive Officer

The Corporate Executive Board Company

1919 North Lynn Street

Arlington, VA 22209

Re:	Collaboration Agreement, dated as of February 6, 2007, by and between The Corporate Executive Board Company and The Advisory Board Company (as previously amended, the “Collaboration Agreement”)

Dear Tom:

This letter confirms that The Corporate Executive Board Company (“CEB”) and The Advisory Board Company (“ABCO”) have agreed to extend the Initial NP Term and the Initial EC Term (as such terms are defined in the Collaboration Agreement) through February 5, 2014 as contemplated by Sections 3.3(a) and 3.4(a) of the Collaboration Agreement, respectively, effective as of the date hereof.

Please indicate your agreement with the foregoing by signing and returning one copy of this letter to my attention, which shall constitute CEB’s and ABCO’s agreement with respect to the subject matter hereof.

Very truly yours,

Robert W. Musslewhite Chief Executive Officer

ACCEPTED AND AGREED:

THE CORPORATE EXECUTIVE BOARD COMPANY

By:
Thomas L. Monahan, III Chairman of the Board and Chief Executive Officer